UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2003

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

One Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On March 27, 2003, Penn Virginia Operating Co., LLC, a Delaware limited liability company of which Penn Virginia Resource Partners, L.P. ("PVR") is the sole member (the "Operating Company"), completed the private placement of $90 million of senior unsecured notes (the "Notes"). The Notes bear interest at a fixed rate of 5.77 percent and mature over a ten year period ending on March 27, 2013, with semi-annual interest payments through March 2004 followed by semi-annual principal and interest payments beginning in September 2004. Proceeds of the Notes after the payment of expenses related to the private placement have been used to repay PVR's $43.4 million term loan and to repay approximately $45 million outstanding on its revolving credit facility.

Item 7.  Financial Statements and Exhibits.

Exhibit 2.1 Note Purchase Agreement dated as of March 27, 2003 among PVR, the Operating Company and the Purchasers signatory and listed on Schedule A thereto.*

Exhibit 4.1 Form of Note.

Exhibit 99 Press release dated March 28, 2003.

*Certain schedules and similar attachments to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Penn Virginia Resource Partners, L.P. will furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2003

Penn Virginia Resource Partners, L.P.

By: Penn Virginia Resource GP, LLC,
its General Partner

By: /s/ Nancy M. Snyder

Nancy M. Snyder

Vice President

Exhibit Index

Exhibit Number Description

2.1 Note Purchase Agreement, dated as of March 27, 2003 among PVR, the Operating Company and the Purchasers signatory and listed on Schedule A thereto.

4.1 Form of Note.

99 Press release dated March 28, 2003.